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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12


                              CFI PROSERVICES, INC.
             (Exact Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[ X]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
       1)  Title of each class of securities to which transaction applies:
       2)  Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       4)  Proposed maximum aggregate value of transaction:
       5)  Total fee paid:
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)  Amount Previously Paid:
       2)  Form, Schedule or Registration Statement No.:
       3)  Filing Party:
       4)  Date Filed:


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

                              CFI PROSERVICES, INC.
                               400 SW SIXTH AVENUE
                             PORTLAND, OREGON 97204
                                  (503) 274-7280


                        --------------------------------

                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                        --------------------------------

To the Shareholders:

The 1997 annual meeting of shareholders of CFI ProServices, Inc. (the "Company") will be held at the Benson Hotel, located at 309 SW Broadway, Portland, Oregon 97205, on Friday, May 23, 1997, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     (1)  to elect two (2) Class 1 directors to a term of three years;

     (2) to ratify the selection of Arthur Andersen LLP as the Company's auditors for the year ending December 31, 1997; and

     (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of Common Stock of record at the close of business on March 28, 1997 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM. YOU MAY VOTE IN PERSON AT THE MEETING, WHETHER OR NOT YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                              By Order of the Board of Directors,



                              Robert T. Jett
                              SECRETARY
Portland, Oregon
April 11, 1997

                              CFI PROSERVICES, INC.
                               400 SW SIXTH AVENUE
                             PORTLAND, OREGON 97204
                                 (503) 274-7280

                   ------------------------------------------
                                 PROXY STATEMENT
                       1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 1997

SOLICITATION AND REVOCATION OF PROXIES
The Board of Directors of CFI ProServices, Inc. (the "Company") is soliciting the proxies of all holders of the Company's Common Stock who may be unable to personally attend the annual meeting of shareholders to be held at the Benson Hotel, located at 309 SW Broadway, Portland, Oregon 97205, on Friday, May 23, 1997, at 10:00 a.m., Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly.

The Company's Annual Report for the fiscal year ended December 31, 1996, including audited financial statements, is being provided to all shareholders contemporaneously herewith. This Proxy Statement, the accompanying proxy card, and Annual Report are being mailed to shareholders commencing April 11, 1997.

All shares represented by proxies which have been properly executed and returned to the Company will be voted at the meeting. Where a shareholder eligible to vote specifies a choice by means of the ballot space provided in the proxy, the shares will be voted in accordance with the specification so made. If no specification is made, such shares will be voted FOR each Item. The proxy may be revoked by you at any time before it is exercised by delivering to the Company a later dated proxy, by giving written notice of revocation to the Secretary of the Company at the Company's address shown above, or by attending the meeting and voting your shares in person.

The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders, by officers or regular employees of the Company. All expenses of the Company associated with this solicitation will be borne by the Company. In addition, the Company reserves the right to utilize the services of an independent proxy solicitation firm to assist with the solicitation of proxies. If the services of an independent proxy solicitation firm are used, the cost is estimated not to exceed $5,000.

VOTING SECURITIES OF THE COMPANY
The Company had 4,867,306 shares of Common Stock outstanding on March 28, 1997. Each holder of Common Stock of record at the close of business on March 28, 1997, will be entitled to one vote on all matters properly submitted at the meeting for each share of Common Stock so held of record. A majority of shares of Common Stock outstanding at the close of business on March 28, 1997 must be represented at the meeting, in person or by proxy, to be considered a quorum for the transaction of business.

 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.  YOU ARE URGED,
   REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO SIGN AND RETURN YOUR PROXY.

                         ITEM (1)  ELECTION OF DIRECTORS

The Company's Articles of Incorporation provide that the Board of Directors shall be fixed as provided by the Bylaws, but the number of directors shall be not less than three (3). The Company's Bylaws provide that the Board of Directors shall consist of not less than three (3) nor more than nine (9) directors. There are a total of five (5) continuing Directors and two (2) Director nominees standing for reelection at the Company's Annual Meeting. The Articles and Bylaws also provide that at any time when the Board of Directors consists of six (6) or more members, in lieu of electing the entire Board of Directors annually, the Board shall be divided into three (3) classes, with the method of classification made by the director then serving as Chairman of the Board. Members of each of the three classes of directors generally are elected to serve a three-year term, with the terms of office of each class ending in successive years.

 CLASS 1 DIRECTORS.  The Chairman has designated Matthew W. Chapman and Robert
P. Chamness as Class 1 Directors. Messrs. Chapman and Chamness were elected to the Board of Directors by the Company's shareholders at the 1994 annual meeting and are serving three-year terms which terminate at the 1997 annual meeting. These two directors are nominees for election to the Board as Class 1 Directors to serve until the 2000 annual meeting, or until their successors have been duly elected and qualified.

In case any of the Class 1 Director nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE LISTED BELOW.

Directors are elected by a plurality of the votes of the shareholders present or represented by proxies at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.


                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                     CLASS 1
                       (FOR A THREE-YEAR TERM ENDING 2000)

MATTHEW W. CHAPMAN
Chairman and Chief Executive Officer
CFI ProServices, Inc.                                                     Age 46
Portland, Oregon                                            Director Since: 1987

Mr. Chapman has served as the Company's Chief Executive Officer since
February 1988 and as its Chairman since February 1991. Mr. Chapman was President of the Company from August 1987 to April 1992 and became a director in September 1987. Prior to joining the Company, Mr. Chapman was outside counsel to the Company, and was a founding partner of the law firm of Farleigh, Wada & Witt, P.C. Mr. Chapman has previously served as a faculty member of the American Bankers Association National Graduate Compliance School and the Credit Union National Association Regulatory Compliance School. Mr. Chapman is a director of both Phoenix Gold International, Inc., a Portland, Oregon designer and manufacturer for the car audio aftermarket, and First Technology Credit Union, a Beaverton, Oregon credit union. Mr. Chapman is also a Trustee of the University of Portland.

ROBERT P. CHAMNESS
President and Chief Operating Officer
CFI ProServices, Inc.                                                   Age:  44
Portland, Oregon                                           Director Since:  1993

Mr. Chamness has served as President and Chief Operating Officer of the Company since July 1995 and served as Executive Vice President and General Counsel of the Company from April 1993 until he was appointed as President and Chief Operating Officer. From 1985 to March 1993, Mr. Chamness was a partner with the law firm of McKenna & Fitting, Los Angeles, California, and its predecessor. From 1990 to 1994, Mr. Chamness served as the Chair of the Consumer Financial Services Committee of the American Bar Association. Mr. Chamness has authored numerous compliance manuals for the American Bankers Association, including
manuals relating to the Truth in Savings Act and consumer lending.   Effective
March 31, 1993, a receiver was appointed by the Los Angeles County Superior Court for the business and property of McKenna & Fitting; an involuntary Chapter 11 proceeding against McKenna & Fitting was dismissed on April 5, 1995.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                     CLASS 2
                               (TERM ENDING 1998)

ERAN S. ASHANY
Director
Allen & Company Incorporated                                             Age: 34
New York, New York                                          Director Since: 1993

Mr. Ashany has been employed by Allen & Company Incorporated, an investment banking company, since August 1988, and has been a Vice President and Director
of that firm since September 1990 and February 1995, respectively.    Mr. Ashany
is also a director of Quexco Limited, a lead smelter and battery recycler with operations in the United Kingdom, Germany, France, Italy and Austria.

DAVID G. GOLDEN
Managing Director
Hambrecht & Quist LLC                                                    Age: 38
San Francisco, California                                   Director Since: 1991

Since May 1992, Mr. Golden has served as a Managing Director of Hambrecht & Quist LLC, where he was a Principal from February 1988 until April 1990. From May 1990 until April 1992, Mr. Golden was a Vice President of Allen & Company Incorporated.

                                     CLASS 3
                               (TERM ENDING 1999)

J. KENNETH BRODY
Chairman
ComPix Incorporated                                                      Age: 74
Portland, Oregon                                            Director Since: 1990

Mr. Brody has served as a director of the Company since May 1990 and a consultant to the Company since 1988. Since 1984, he has been the Chairman of ComPix Incorporated, a manufacturer of infrared thermal analysis devices.
Mr. Brody is also a Director of the U.S. Navy Memorial Foundation. From 1992 until December 1996, he served as a consultant to First Portland Corporation, and as a member of the management committee of Intercoastal Manufacturing, Co., a golf cart parts sales and services company.

ROBERT T. JETT
Executive Vice President and Secretary
CFI ProServices, Inc.                                                    Age: 52
Portland, Oregon                                           Director Since:  1987

Mr. Jett has served as Executive Vice President and Secretary of the Company since April 1984. Mr. Jett is responsible for managing the Lending Products Group. Prior to joining the Company, he managed the legal department of Evans Products Company, a diversified manufacturing company.

LORRAINE O. LEGG
President and Chief Executive Officer
TIS Financial Services, Inc.                                            Age:  57
San Francisco, California                                  Director Since:  1995

Ms. Legg has served as President and Chief Executive Officer of TIS Financial Services, Inc., an asset securitization and management company, since its formation in 1984. Ms. Legg also serves as President, Chief Executive Officer and a director of TIS Mortgage Investment Company, a real estate investment trust. Prior to her involvement with TIS, Ms. Legg served as Vice President and Treasurer of Boise Cascade, a Fortune 500 forest products manufacturer, and in various management roles with affiliates of Boise Cascade. From 1967 through 1970, Ms. Legg was Vice President of the Federal National Mortgage Association, and was a principal architect of the GNMA mortgage-backed security. Ms. Legg is also a director of Meridian Point Realty Trusts '83, VI and VIII, each of which is a fixed-life real estate investment company.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held three regular meetings and four special meetings during the year ended December 31, 1996. There are five standing committees of the Board: the Audit, Compensation, Nominating, Executive and Proxy Committees. No Director attended fewer than 75 percent of all Board Meetings and Committee Meetings for which they served as members.

Until May 1996, the Audit Committee of the Board was comprised of Brian P. Murphy (Chair), J. Kenneth Brody and Lorraine O. Legg, none of whom was otherwise employed by the Company. In May 1996, J. Kenneth Brody retired from the Audit Committee and Eran S. Ashany, who is not otherwise employed by the Company, was added. This Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reports regularly to the Board. The Audit Committee held three meetings during 1996.

Until May 1996, the Compensation Committee was comprised of Eran S. Ashany,
J. Kenneth Brody (Chair) and David G. Golden, none of whom was otherwise employed by the Company. In May 1996, David G. Golden retired from the Compensation Committee and Lorraine O. Legg, who is not otherwise employed by the Company, was added. This Committee reviews the performance of the executive officers and considers executive compensation data in making recommendations to the Board relating to salaries and incentive compensation for executives. The Compensation Committee also administers the Company's Stock Option Plans and grants stock options, and approves contributions to the Company's 401(k) profit
sharing plan.  The Compensation Committee held two meetings during 1996.   See
"Executive Compensation - Compensation Committee Interlocks and Insider Participation."

Until May 1996, the Nominating Committee was comprised of J. Kenneth Brody, Matthew W. Chapman, David G. Golden (Chair) and Lorraine O. Legg. In May 1996, Robert P. Chamness was added to the Nominating Committee. This Committee recommends to the Board of Directors nominees for election as directors. Shareholders' suggestions for director nominees may be submitted to the Secretary of the Company for consideration by the Nominating Committee. The Nominating Committee held two meetings during 1996.

Until May 1996, the Executive Committee was comprised of J. Kenneth Brody, Matthew W. Chapman (Chair) and Brian P. Murphy. In May 1996, David G. Golden was added to the Executive Committee. This Committee is empowered to exercise all of the authority of the Board in the management of the Company except as otherwise may be provided by law. The Executive Committee did not hold any meetings during 1996.

Until May 1996, the Proxy Committee was comprised of Robert P. Chamness and Matthew W. Chapman (Chair). In May 1996, Robert T. Jett was added to the Proxy Committee. This Committee votes shareholder proxies at the annual meeting and at any special meetings if appointed by shareholders in a written proxy. The Proxy Committee met one time during 1996.

                               BOARD COMPENSATION

In accordance with the terms of the Outside Directors Compensation and Stock Option Plan, outside directors will receive an annual retainer of $5,000 for serving as members of the Board of Directors, and they will receive 2,000 option shares per year, granted on the first business day following the annual meeting, with an exercise price equal to the fair market value of the Company's Common Stock at the close of trading on the last trading day prior to the issuance of the option. Options granted under the Outside Directors Compensation and Stock Option Plan are fully vested upon grant.

During 1996, the Company paid J. Kenneth Brody the sum of $12,000 for services as a consultant. Mr. Brody has served the Company as a consultant since 1988. The Company expects to retain Mr. Brody's services as a consultant in 1997 at approximately the same level of business for the same level of compensation.



                   ITEM (2)  RATIFY THE SELECTION OF AUDITORS

Shareholders are requested to ratify the selection by the Board of Directors of the firm of Arthur Andersen LLP as independent public accountant for the Company for the 1997 fiscal year. Arthur Andersen LLP has served as the Company's independent public accountant since 1987. A representative of the firm of Arthur Andersen LLP is expected to attend the annual meeting and will have the opportunity to make a statement to the Company's shareholders and will be available to respond to appropriate questions. If shareholders do not ratify this appointment of Arthur Andersen LLP, this advisory vote will be taken into account by the Board of Directors in appointing auditors for the following fiscal year.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM (2).



                             ITEM (3) OTHER MATTERS

The management does not know of any other matters to be presented at the annual meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

            NON-DIRECTOR EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

MICHAEL J. CLEMENT
Senior Vice President
CFI ProServices, Inc.
Portland, Oregon                                                        Age:  49

Mr. Clement joined the Company in October 1984 and has served as Senior Vice President of the Electronic Products Delivery Group since June 1996. He served as Senior Vice President of Operations from August 1989 until becoming the Senior Vice President of Customer Service in January 1993 and served as Senior Vice President of the Standard Products Group from October 1995 until May 1996. Prior to joining the Company, Mr. Clement was a Regional Vice President for Evans Financial Corp., a mortgage banking company.

A. O. CLEMONS, JR.
Senior Vice President of Sales and Customer Service
CFI ProServices, Inc.
Portland, Oregon                                                        Age:  48

Mr. Clemons joined the Company in March 1994 as Vice President of Sales and served as Vice President of Sales and Service of the Company from July 1995 until he was named Senior Vice President of Sales and Customer Services in January 1997. From July 1991 until he joined the Company, Mr. Clemons was self-employed as a business development advisor, advising on mergers and acquisitions and marketing. From August 1989 to June 1991, Mr. Clemons coordinated mergers and acquisitions for the Hualon Group of Taiwan, a group with holdings in semiconductors, computer assembly and textiles. From June of 1987 to July of 1989, Mr. Clemons was Vice President of International Operations for ISC Systems Corporation of Spokane, Washington, a supplier of branch automation systems to financial institutions.

FRED HALL
Vice President and Chief Financial Officer,
Treasurer, and Assistant Secretary
CFI ProServices, Inc.
Portland, Oregon                                                        Age:  47

Mr. Hall joined the Company in October 1994 as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. From June 1992 until he joined the Company, Mr. Hall served as Vice President, Finance, and Chief Financial Officer, Secretary and Treasurer of Itronix Corporation, Spokane, Washington, a manufacturer of hand-held computers. From June 1989 to June 1992, Mr. Hall was the Controller for Itron, Inc., Spokane, Washington, a manufacturer of meter reading equipment for utilities. Prior to joining Itron, Mr. Hall was the Controller of ISC Systems Corporation, a supplier of branch automation systems
to financial institutions.    Prior to joining ISC, Mr. Hall was an audit
manager with Deloitte Haskins & Sells.

DANIEL C. LARLEE
Vice President and Chief Technology Officer
CFI ProServices, Inc.
Portland, Oregon                                                         Age: 45

Mr. Larlee joined the Company in April 1992 as its Director of Technology and became a Vice President and Chief Technology Officer of the Company in September 1994. From May 1989 until he joined the Company, Mr. Larlee was Director of Technology for World Trade Services, a software and data processing services provider to businesses engaged in international trade. Mr. Larlee was Manager of Information Systems for Stereo Super Stores, an electronics retailer, from March 1987 to May 1989.

JOHN LOVELESS
Vice President Bank Sales and Service Delivery
CFI ProServices, Inc.
Dayton, Ohio                                                             Age: 45

Mr. Loveless joined the Company in November 1995 in connection with the Company's acquisition of Culverin Corporation, a developer and distributor of financial institution sales and service delivery software products ("Culverin"). Mr. Loveless co-founded Culverin in 1978, and served as Vice President and as a director of Culverin until its acquisition by the Company. Mr. Loveless serves as a Vice President of the Company and is responsible for managing the Culverin Division.

JAMES C. MONTAGUE
Vice President
CFI ProServices, Inc.
Huntington, New York                                                     Age: 52

Mr. Montague joined the Company in September 1994 in connection with the Company's acquisition of The Genesys Solutions Group, Inc. ("Genesys"), and serves as Executive Vice President of that corporation. Mr. Montague joined Genesys upon its formation in 1991 and was serving as a director and as a Senior Vice President, responsible for sales and marketing, at the time Genesys was acquired by the Company. Prior to joining Genesys, Mr. Montague was self-employed as a consultant to financial institutions.

LOIS M. ROBERTS
Vice President of Marketing and
Corporate Communications
CFI ProServices, Inc.
Portland, Oregon                                                         Age: 51

Ms. Roberts joined the Company in May 1993 as its Operations Software Product Manager and became Vice President of Marketing and Corporate Communications in October 1995. Prior to joining the Company in 1993, Ms. Roberts served as the President of Quickor Net, Inc., a privately held data processing company located in Portland, Oregon.

ERIC WAGNER
Senior Vice President
CFI ProServices, Inc.
Dayton, Ohio                                                             Age: 47

Mr. Wagner joined the Company in November 1995 in connection with the Company's acquisition of Culverin Corporation, a developer and distributor of financial institution sales and service delivery software products ("Culverin").
Mr. Wagner joined Culverin in 1979, and served as President and Director until its acquisition by the Company. Mr. Wagner is responsible for managing CFI's Retail Delivery Products Group.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 28, 1997, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each director, (ii) the "named executive officers" (as defined under "Executive Compensation"), (iii) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, and (iv) all executive officers and directors as a group. The Company had 4,832,816 shares issued and outstanding on February 28, 1997.
                                                 COMMON STOCK (A)
                                      -----------------------------------------
                                              NUMBER OF  PERCENT OF SHARES
 NAME AND ADDRESS OF BENEFICIAL OWNER          SHARES       OUTSTANDING
-------------------------------------  ---------------- -----------------------
 Wellington Management Co. (B)                  384,000          7.95%
 75 State Street
 Boston, Massachusetts  02109

 Kopp Investment Advisors, Inc. (C)             379,806          7.86%
 6600 France Avenue So., Suite 672
 Edina, Minnesota  55435

 Matthew W. Chapman (D) (E)                     289,850          5.98%

 Robert T. Jett (F)                             132,180          2.73%

 Eran S. Ashany (G)                              87,919          1.78%

 James C. Montague (H)                           86,400          1.80%

 Robert P. Chamness (I)                          74,000          1.51%

 David G. Golden (J)                             33,845              *

 J. Kenneth Brody (K)                            21,000              *

 A. O. Clemens (L)                                8,000              *

 Brian P. Murphy (M)                              6,000              *

 Lorraine O. Legg (N)                             4,484              *

 All directors and executive officers as
 a group (16 persons) (O)                       844,123         16.63%

------------------------
*  Less than one percent

(A) Applicable percentage of ownership is based on 4,832,816 shares of Common Stock outstanding as of February 28, 1997 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after February 28, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.
(B) The Company has been advised in Schedule 13g filings that the securities referred to herein are deemed to be beneficially owned by Wellington Management Company, LLP ("WMC") as a result of its capacity as investment adviser. Such securities are owned of record by clients of WMC. WMC is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. WMC does not have voting or dispositive power with regard to such shares. WMC is the parent holding company of Wellington Trust Company, NA, a bank as defined in Section 3(a)6 of the Securities Exchange Act of 1934.
(C) The Company has been advised in Schedule 13g filings that the securities referred to herein are deemed to be beneficially owned by Kopp Investment Advisors, Inc. ("KIA") as a result of its capacity as investment adviser and by LeRoy C. Kopp who is the sole owner of KIA. Such securities are owned of record by clients of KIA. KIA is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.
(D)  The address for such person is 400 S.W. 6th Avenue, Portland, Oregon
     97204.
(E) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(F) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(G) Includes 78,419 shares held in the name of Allen Investments III, a venture capital investment partnership. Mr. Ashany is an officer and director of Allen & Company Incorporated ("ACI"), the general partner of Allen Investments III, but he disclaims beneficial ownership of those 78,419 shares. Of the remaining 9,500 shares, 3,500 are owned of record by Mr. Ashany and 6,000 are issuable to Mr. Ashany upon exercise of options exercisable within 60 days of February 28, 1997. Does not include shares held of record by other officers and directors of ACI.
(H) Includes 8,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(I) Includes 69,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(J)  Includes 22,197 shares held of record by the Hambrecht & Quist Group.
     Mr. Golden is a Managing Director of Hambrecht & Quist LLC, but he expressly disclaims personal beneficial ownership of those 22,197 shares. Of the remaining 11,648 shares, 5,648 are owned of record by Mr. Golden and 6,000 shares are issuable to Mr. Golden upon the exercise of options exercisable within 60 days of February 28, 1997.
(K) Includes 6,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(L) Includes 8,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(M) Includes 6,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(N) Includes 4,384 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.
(O) Includes 243,667 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997 by all current directors and executive officers and 100,616 shares for which beneficial ownership is disclaimed (as set forth in Notes (G) and (J), above).

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY
Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995, and 1994, of the following persons: (i) the chief executive officer of the Company as of December 31, 1996 and (ii) the other four most highly compensated executive officers of the Company who were serving in that capacity as of December 31, 1996. The individuals described in (i) and (ii) above are referred to herein as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                                                                  Compen-
                                                                                                  sation
                                                Annual Compensation                               Awards
                                          -------------------------------                     ---------------
                                                                                 Securities      All Other
                                                                                 Underlying       Compen-
 Name and Principal Position            Year      Salary($)(A)     Bonus($)     Options ( #)  sation ($) (B)
-----------------------------------    -------   --------------- ------------   ------------- ---------------
Matthew W. Chapman                       1996        172,500        172,500        100,000         10,750
  Chairman and Chief Executive           1995        172,500         25,875             --         10,450
  Officer                                1994        150,000        141,442             --         11,954

Robert P. Chamness                       1996        152,000        121,600         50,000         10,750
  Director, President and Chief          1995        144,500         18,240         50,000         10,450
  Operating Officer                      1994        130,000         61,292         10,000         11,074

A. O. Clemens                            1996        137,000         81,378         10,000         10,684
  Vice President of Sales                1995        110,000         59,794         10,000         10,442
  and Service                            1994      (C)85,520         57,275         20,000          6,473

Robert T. Jett                           1996        137,000         78,090         50,000          9,439
  Director, Executive Vice               1995        137,000         12,330             --          9,811
  President and Secretary                1994        130,000         61,292             --         10,974

James C. Montague                        1996        135,000         74,250             --          9,456
  Vice President                         1995        135,000          2,475             --          8,885
                                         1994        131,250         16,596         20,000          1,583


(A) Includes amounts deferred by executive officers under the Company's 401(k) profit sharing plan.

(B) Stated amounts include Company contributions to the Company's 401(k) Retirement Plan, life insurance premiums, and automobile allowance as follows:



                                      1996           1995           1994
                                      ----           ----           ----
 Matthew W. Chapman                    $3,000         $3,000         $4,424   401(k) Plan contribution
                                          550            250            330   Life insurance premium
                                        7,200          7,200          7,200   Automobile Allowance

 Robert P. Chamness                     3,000          3,000          3,544   401(k) Plan contribution
                                          550            250            330   Life insurance premium
                                        7,200          7,200          7,200   Automobile Allowance

 A. O. Clemons                          3,000          3,000            663   401(k) Plan contribution
                                          484            242            176   Life Insurance premium
                                        7,200          7,200          5,634   Automobile Allowance

 Robert T. Jett                        $1,689         $2,361         $3,444   401(k) Plan contribution
                                          550            250            330   Life insurance premium
                                        7,200          7,200          7,200   Automobile Allowance

 James C. Montague                      2,906          2,635             --   401(k) Plan contribution
                                          550            250             83   Life Insurance premium
                                        6,000          6,000          1,500   Automobile Allowance


(C) Includes salary earned by Mr. Clemons from the time he joined the Company in March 1994.

STOCK OPTIONS GRANTED
The following table contains information concerning the grant of stock options under the Company's 1995 Consolidated Stock Option Plan (the "1995 Plan") to the named executive officers in the fiscal year ended December 31, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                          Potential
                                                                                                      Realizable Value
                                                                                                      At Assumed Annual
                                                                                                    Rates of Stock Price
                                                                                                      Appreciation for
                                                   Individual Grants                                   Option Term (B)
                        ---------------------------------------------------------------------  ------------------------------
                           Number of         % of Total
                          Securities           Options
                          Underlying         Granted to
                            Options         Employees in       Exercise        Expiration
     Name                 Granted (A)        Fiscal Year     Price ($/Sh.)        Date           5% ($)              10% ($)
--------------------   ------------------------------------------------------------------------------------------------------
Matthew W. Chapman          100,000             35.7%            15.00           02/13/06        648,105            1,920,498

Robert P. Chamness           50,000             17.8%            15.00           02/13/06        324,052             960,249

A. O. Clemons                10,000              3.6%           12.125           01/26/06        76,253              193,241

Robert T. Jett               50,000             17.8%            15.00           02/13/06        324,052             960,249

James C. Montague                --             --                  --              --             --                  --


(A) Options granted in 1996 vest 20 percent per year on each of the five anniversary dates following the date of grant.
(B) These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS
The following table provides information concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held as of December 31, 1996, with respect to the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                  Number of
                                                            Securities Underlying         Value of Unexercised
                                                             Unexercised Options          In-The-Money Options
                       Shares Acquired       Value              At FY-End (#)               At FY-End ($) (B)
                         On Exercise       Realized             Exercisable/                  Exercisable/
Name                         (#)            ($) (A)             Unexercisable                 Unexercisable
------------------------------------------------------------------------------------------------------------------
  Matthew W. Chapman       76,882           895,675             --     /  100,000             --     /       --

  Robert P. Chamness       20,000           344,500         59,000     /  136,000        247,500     /  330,500

  A. O. Clemons             8,000           99,000           2,000     /   30,000          3,000     /   63,250

  Robert T. Jett           29,436           342,929             --     /   50,000             --     /       --

  James C. Montague          --               --             8,000     /   12,000          8,000     /   12,000


(A) Market value of the underlying securities at exercise date, minus exercise price of the options.
(B) Market value of the underlying securities at December 31, 1996, $14.25 per share, minus the exercise price of the unexercised options.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until May 1996, the Compensation Committee was comprised of Eran S. Ashany,
J. Kenneth Brody (Chair) and David G. Golden, none of whom was otherwise employed by the Company. In May 1996, David G. Golden was removed from the Compensation Committee and Lorraine O. Legg, who is not otherwise employed by the Company, was added.

In April 1995, the Company engaged Allen & Company Incorporated ("Allen") to provide it with certain financial advisory services, and agreed to pay Allen a retainer fee relating to such services in the amount of $10,000 per month for a term of two years. The Company may pay Allen additional fees if certain transactions are successfully completed. Eran S. Ashany, a director of the Company, is a director and vice president of Allen. Allen & Company was paid $120,000 for services provided during 1996.

                             STOCK PERFORMANCE GRAPH

 The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The Company registered its Common Stock under the Securities Act of 1933, as amended, effective August 18, 1993. Accordingly, the following graph includes the required information from August 18, 1993 through the end of the last fiscal year (December 31, 1996). The broad-based market index used is the Russell 2000 market index ("Russell 2000") and the industry-specific index used is the Standard & Poors Computer Software & Services Index ("S&P CS").

                            TOTAL SHAREHOLDER RETURNS
                            -------------------------
                             (DIVIDENDS REINVESTED)




                                                                         ANNUAL RETURN PERCENTAGE
                                                                               YEARS ENDING

COMPANY/INDEX                                               DEC93          DEC94          DEC95          DEC96
---------------------------------------------------------------------------------------------------------------
CFI PROSERVICES INC.                                        51.32          -6.09          10.19          -4.20
COMPUTER (SOFTWARE&SYC)-500                                 11.82          18.21          40.53          55.46
RUSSELL 2000 INDEX                                           7.07          -1.82          28.44          16.49


                                                                                INDEXED RETURNS
                                              BASE                               YEARS ENDING
                                             PERIOD
COMPANY/INDEX                                8/18/93        DEC93          DCE94          DCE95          DEC96
---------------------------------------------------------------------------------------------------------------
CFI PROSERVICES INC                            100         151.32         142.11         156.58         150.00
COMPUTER (SOFTWARE&SYC)-500                    100         111.82         132.18         185.75         288.78
RUSSELL 2000 INDEX                             100         107.07         105.12         135.02         157.28

                                         PREPARED BY STANDARD & POOR'S COMPUSTAT
                                              CUSTOM PRODUCTS DIVISION - 3/31/97

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company entered into an Employment Agreement with James C. Montague on September 30, 1994, whereby he serves as a Vice President of the Company.
Mr. Montague's Employment Agreement terminates on December 31, 1997, unless sooner terminated under its provisions. The agreement provides Mr. Montague with an initial annual base salary of $135,000 and, in the event he meets certain performance objectives specified in the Employment Agreement, Mr. Montague is entitled to receive a performance bonus. The performance bonus is determined in the same manner as for other executive officers of the Company (as discussed in the Report of the Compensation Committee on Executive Management Compensation, below), except that Mr. Montague's Plan Performance Objectives are based upon a combination of the independent operating results of the Genesys subsidiary and the operating results of the Company as a whole. For 100% achievement of his Plan Performance Objectives, Mr. Montague will receive fifty-five percent (55%) of his base salary, with reductions and increases determined by the same method as for the Company's other executive officers. In the event that Mr. Montague terminates his employment for "good reason" (as defined in the Employment Agreement) or he is terminated by the Company for convenience, the Employment Agreement requires the Company to pay Mr. Montague severance in an amount equal to two times the aggregate base salary compensation that would be paid under the remaining term of the Employment Agreement, the pro rata amount of any bonus for the current year, and an amount equal to all unused vacation pay.

The Company has entered into Executive Retention Agreements with certain executive officers of the Company, including, with respect to the Named Executive Officers, Robert P. Chamness, A. O. Clemons, and Robert T. Jett. The Executive Retention Agreements provide favorable severance benefits for the executives should their positions be diminished or terminated due to a change in control. Specifically, they authorize, upon the occurrence of certain events, a severance payment to the executive of a single payment in cash equal to three times the executive's annual compensation (including base, bonus and incentive compensation) at the rate in effect immediately prior to termination or at the rate in effect immediately prior to the change in control of the Company, whichever is greater. The executives may also receive certain other benefits in the event of a change in control, all of which are described in the Executive Retention Agreement.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                        EXECUTIVE MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION PRINCIPLES
In administering the Company's executive compensation management program, the Compensation Committee is guided by the following principles:

     1. The principal purpose of the program is to attract, retain and motivate key employees.

     2. The program is based upon the achievement of measurable results, both short term and long term.

     3. The program must therefore be composed of short term and long term elements based upon short term and long term goals.

     4. A principal purpose of the program is to maximize the interest of the shareholders.

     5. Therefore, meaningful stock ownership by key employees and stock performance are important components of the plan.

     6. The base elements of the plan should be comparable to compensation paid by like companies for like responsibilities, but should provide opportunities for superior rewards based upon exceptional results.

     7.   Exceeding plan goals should materially increase rewards.

     8. The plan should reward not only Company performance, but also excellent individual performance.

     9.   The plan should provide internal equity.

ELEMENTS OF THE PROGRAM
The primary elements of the compensation program are the short term components of base pay and incentive compensation and the long term component of stock options.

BASE PAY
The Company's executive compensation is grounded on the annual Financial Plan prepared by Company management and reviewed and adopted by its Board of Directors. The Plan provides the yardstick for the measurement of performance.

Surveys of companies in comparable industries are then used to set base pay. In setting 1996 base pay, a study was conducted by Arthur Andersen LLP which utilized published surveys including data compiled for 1995 from the Top Management Compensation Regression Analysis Report published by Wyatt Data Services and Arthur Andersen LLP internal data. For the current year, a study was also conducted by Arthur Andersen LLP, using published surveys including the Watson Wyatt Data Services Top Management Compensation Report for 1996/1997 and
Arthur Andersen LLP internal data.   Some of the companies included in such
surveys are also included in the industry specific index used by the Company in its stock performance graph.

In each year, base pay was set slightly lower than the 50th percentile for comparable executive management positions. This process resulted in no increase from 1995 to 1996 taking into account 1995 results and increases averaging 19.5 percent from 1996 to 1997.

INCENTIVE COMPENSATION
A critical principle here is the greater the responsibility and ability to affect results, the higher the proportion of salary paid as incentive compensation. For 1996, the incentive compensation for the Company's Named Executive Officers was based upon the achievement of from 50% to 100% of Personal Objectives and 100% of the Financial Plan

Objectives. Plan Performance Objectives consisted of two components, Personal Objectives and Financial Plan, weighted on the basis of 15% and 85%, respectively. Personal Objectives for each of the Named Executive Officers other than the Chief Executive Officer were set by the Chief Executive Officer. Personal Objectives for the Chief Executive Officer were set by the Compensation Committee.

No bonus was to be awarded under this plan unless the Financial Plan objectives
were met at the 70% level or greater.   For 100% achievement of Plan Performance
Objectives, each of the Named Executive Officers was to receive a percentage of his base salary as set forth below:

               Matthew W. Chapman       100% of base salary
               Robert P. Chamness        80% of base salary
               A. O. Clemons             60% of base salary
               Robert T. Jett            60% of base salary
               James C. Montague         55% of base salary

For achievement in excess of 100% of Financial Plan up to 120% of the Financial Plan, executives were to be awarded an additional bonus of from 2% to 40% (2% for each 1% increase between 100% and 120% of Financial Plan) of the bonus they received for achieving 100% of Plan Performance Objectives.

While the Company's program is intended to provide competitive base pay for its executives, it is designed to provide higher than competitive rewards for outstanding performance.

STOCK OPTION PLANS
The Compensation Committee also administers the Company stock option plans. The 1995 Consolidated and Restated Stock Option Plan ("Consolidated Plan"), as amended by the First Amendment on January 12, 1996, combines and consolidates the Company's Incentive Stock Option Plans No. 1, No. 2, and No. 3 (qualified incentive stock option plans within the meaning of Section 422 of the Internal Revenue Code) and the Company's Nonqualified Stock Option Plan (Plan No. 4), the grant of shares under which will ratably reduce the number of shares available under incentive stock option plans. Under the terms of the Consolidated Plan, employees who receive qualified incentive stock options and who sell their option shares within one year from the date they exercise their options must notify the Company of the "disqualifying disposition" to preserve an income tax deduction for the Company.

Stock options provide the long-term element of the compensation program. The largest number of stock option shares are granted to those executive officers of the Company who are in a position to most significantly advance the Company's long term goals. Except in the case of initial hires, such grants are made annually, following annual focal point reviews and salary adjustments. Most of the Company's option agreements include a five year vesting schedule, which furthers retention of key executives. A stock option grant is intended to encourage substantial stock ownership by executive officers and to make the risks and rewards of stock ownership a principal determinant in the motivation and performance of management. Stock ownership and prospective stock ownership related to the stock ownership program are intended to insure the unity of the interests of management and the shareholders.

Since its inception, the Company has followed a policy of extending stock options to a broad base of employees below the executive management level for the purpose of strengthening employee loyalty to and identity with the Company, and motivating employee interest in the Company's success. The Company has never repriced its stock options.

COMPANY PERFORMANCE AND CEO COMPENSATION
For 1996, Matt Chapman's base salary, as approved by the Compensation Committee, was $172,500. The base salary was determined using the same method as for other executive officers as discussed above under "Base Pay". The Company achieved 100% of the 1996 Financial Plan objectives and Matt Chapman achieved 100% of his personal objectives as determined by the Company's Board of Directors. Based upon such achievements, Matt Chapman received a bonus of $172,500, or 100% of his base salary. Matt Chapman's bonus was based 15% on achievement of his personal objectives and 85% on the achievement of the Company's Financial Plan objectives. Matt Chapman also received an option grant covering 100,000 shares of the Company's Common Stock. Such option vests 20% on each of the first through fifth anniversaries of the grant date of the option.

DEDUCTIBILITY LIMITATIONS UNDER SECTION 162(m) OF INTERNAL REVENUE CODE
The Company has not adopted a policy with respect to executive compensation in excess of $1,000,000 a year and has not paid such compensation. The Company will continue to review existing limitations on the tax deductibility of such compensation.

COMPENSATION COMMITTEE
Eran S. Ashany
J. Kenneth Brody
Lorraine O. Legg


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company engaged the services of Michaels Printing, Inc. for purposes of printing and related services, for which the Company paid an aggregate of
approximately $51,000 during 1996.   Robert Jett, Executive Vice President,
Secretary and a member of the Board of Directors of the Company, is the brother of Michael Jett, an equity owner of Michaels Printing, Inc. The terms and conditions under which printing orders have been made with Michaels Printing have been based on competitive prices for similar services available within the Portland metropolitan area. The Company expects to continue this business relationship in 1997.

In June 1994, in connection with the commencement of his employment with the Company and relocation, the Company loaned $112,000 to A. O. Clemons, Jr., Senior Vice President of Sales and Customer Services, to assist in the purchase of a local residence pending sale of his prior residence. The loan accrued simple interest at 5.5% per annum and provided for repayment upon the sale of Mr. Clemons' residence or upon demand. All outstanding principal and interest was repaid in full during 1996.

In April 1995, the Company engaged Allen & Company Incorporated ("Allen") to provide it with certain financial advisory services, and agreed to pay Allen a retainer fee relating to such services in the amount of $10,000 per month for a term of two years. The Company may pay Allen additional fees if certain transactions are successfully completed. Eran S. Ashany, a director of the Company, is a director and vice president of Allen. Allen & Company was paid $120,000 for services provided during 1996.

Pursuant to a Stock Sale and Purchase Agreement (the "Agreement") entered into by the Company in connection with its acquisition of all of the issued and outstanding common stock of Culverin Corporation in November 1995, two former Culverin shareholders, Eric Wagner and John Loveless, both of whom are currently executive officers of the Company, have each received $1,177,877 cash paid in installments through November 1996, and will each receive 10,706 shares of the Company's Common Stock to be delivered on January 1, 1998 and certain other contingent payments made on an annual basis through December 31, 2000. The contingent payments will be equal to specified percentages of the Company's revenues (as such term is defined in the Agreement) attributable to the licensing of certain products in each fiscal year during such period. The Company will make the contingent payments earned for fiscal 1997 in cash only. Contingent payments earned in 1998, 1999, and 2000 may be made at the Company's option, either in cash or in combination of cash and the Company's Common Stock. The aggregate payments to be made by the Company pursuant to the Agreement to all former Culverin shareholders, including Messrs. Wagner and Loveless, cannot exceed $10 million. Through December 31, 1996, Messrs. Wagner and Loveless were each paid cash pursuant to the Agreement of $1,177,877.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and officers and persons owning more than 10% of the Company's Common Stock to file reports of initial ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made during the past fiscal year. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 1996 and prior years, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                              SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Company at its principal executive office no later than December 12, 1997 in order to be included in the Company's 1998 Proxy Statement and proxy card.

                                        By Order of the Board of Directors,


                                        Robert T. Jett
                                        SECRETARY
Portland, Oregon
April 11, 1997

--------------------------------------------------------------------------------

                            CFI PROSERVICES, INC.
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 23, 1997


 The undersigned hereby names, constitutes and appoints Matthew W. Chapman and Robert P. Chamness, and each of them with the power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of CFI ProServices, Inc. (the "Company") to be held at 10:00 a.m. Pacific Daylight Time on Friday, May 23, 1997, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned, with all the powers that the undersigned would possess if he were personally present.


--------------------------------------------------------------------------------
                          -  FOLD AND DETACH HERE  -

--------------------------------------------------------------------------------

                         Please mark your votes as indicated in this example /X/


                           FOR all nominees, except as      WITHHOLD AUTHORITY
                            marked to the contrary in   to vote for all nominees
                                the list below.               listed below.

1. PROPOSAL 1 - Election of          / /                           / /
   Directors

To withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below.
Matthew W. Chapman, Robert P. Chamness

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES
NAMED ABOVE                                          ---


2. PROPOSAL 2 - To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1997.

       FOR                 AGAINST                ABSTAIN ON
    PROPOSAL 2            PROPOSAL 2              PROPOSAL 2
      / /                    / /                     / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2
                                                     ---

3. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote at their discretion and in such manner as they determine to be in the best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR
EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.              ---


                                       ----------------------------------------
                                       Shares held


                                       ----------------------------------------
                                       Social Security Number


                                       ----------------------------------------
                                       Shareholder (sign name)
                                       I do (   ) do not (   ) plan to attend
                                       the meeting.
                                       (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 400 S.W. Sixth Avenue, Portland, Oregon 97204, prior to the Annual Meeting. The power of the Proxy holder shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.


Signatures(s)                                          Dated          , 1997
             ------------------------------------           ------------



NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                           -  FOLD AND DETACH HERE  -